Exhibit 10.1

VOTING AND LOCK-UP AGREEMENT

This VOTING AND LOCK-UP AGREEMENT (this “Agreement”) is entered into as of May 7, 2021 by and between Acasti Pharma Inc., a corporation incorporated under the Business Corporations Act (Québec) (“Acasti”), the undersigned stockholder (the “Stockholder”) of Grace Therapeutics, Inc., a corporation incorporated under the laws of the State of Delaware (“Grace”) [and the undersigned manager or officer of the Stockholder (the “Principal”).]

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Acasti, Grace and Acasti Pharma U.S., Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Acasti (“MergerCo”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), which provides, among other things, that MergerCo will be merged with and into Grace (the “Merger”), with Grace surviving the Merger as a direct wholly-owned subsidiary of Acasti;

WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner or record owner of the number of shares of Class A common stock, par value $0.0001 per share (the “Grace Shares”), of Grace set forth on the signature page hereof;

[WHEREAS, the Principal exercises direct or indirect control over the Stockholder;]

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, the Grace Shares held of record or Beneficially Owned by the Stockholder and outstanding immediately prior to the Effective Time will be converted into the right to receive the number of common shares of Acasti (the “Acasti Shares”) in accordance with the terms of the Merger Agreement;

WHEREAS, the Merger Agreement is required under Section 251 of the Delaware General Corporation Law (the “DGCL”) to be adopted by the affirmative vote of the holders of a majority of the outstanding Grace Shares entitled to vote on such matter; and

WHEREAS, as a condition to the willingness of Acasti and MergerCo to enter into the Merger Agreement, and in order to induce Acasti and MergerCo to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1
DEFINITIONS

1.1           Capitalized Terms. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.1.2 For purposes of this Agreement:

(a)               “Beneficially Own”, “Beneficial Ownership” or “beneficial owner” with respect to any Grace Shares or Acasti Shares, as applicable, means having, or a Person having, “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing, and including, without duplicative counting of the same securities by the same holder, securities over which Affiliates of such Person who, together with such Person, would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act, have “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act).

(b)               “Owned Grace Shares” means, collectively, all (i) Grace Shares held of record or Beneficially Owned by the Stockholder as of the date hereof and (ii) Grace Shares that become owned (whether Beneficially Owned or of record) by the Stockholder, whether upon the exercise of stock options, conversion of convertible securities or otherwise, after the execution of this Agreement.

Article 2
TRANSFER AND VOTING OF SCARLET SHARES

2.1           No Transfer of Grace Shares. From and after the date hereof until the Expiration Date (as defined below), the Stockholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of the Owned Grace Shares or any interest in the Owned Grace Shares, (b) deposit the Owned Grace Shares or any interest in the Owned Grace Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of his, her or its Owned Grace Shares (other than this Agreement) or grant any proxy or power of attorney with respect thereto, or (c) enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of the Owned Grace Shares (any such action in clause (a), (b) or (c) above, a “transfer”); provided, that this Section 2.1 shall not prohibit a transfer of Owned Grace Shares by the Stockholder if (a) the Stockholder is an individual, (i) to any member of the Stockholder’s immediate family or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family, or (ii) upon the death of the Stockholder, by will or intestacy or (b) the Stockholder is a partnership or limited liability company, to one or more partners or members of the Stockholder or to an Affiliate under common control with the Stockholder, as applicable.

2.2           Approval of the Merger and Related Matters. The Stockholder, solely in the Stockholder’s capacity as a stockholder of Grace (and not, if applicable, in the Stockholder’s capacity as an officer or director of Grace), agrees that:

(a)               within five (5) Business Days after the Form S-4 has been declared effective by the SEC, the Stockholder shall deliver a written consent (or cause a consent to be delivered) covering all of the Owned Grace Shares (the “Written Consent”): (i) approving the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) waiving any notice that may have been or may be required relating to the Merger or any of the other transactions contemplated by the Merger Agreement (together, the “Stockholder Approval Matters”). The Written Consent shall be coupled with an interest and shall be irrevocable; and

(b)               from and after the date hereof until the Expiration Date (as defined below), in connection with any meeting of the stockholders of Grace or any adjournment thereof, the Stockholder shall appear at each such meeting or otherwise cause all of the Owned Grace Shares to be counted as present thereat for purposes of calculating a quorum and vote (or cause to be voted), in person or by proxy, all of the Owned Grace Shares: (i) in favor of the adoption of the Stockholder Approval Matters, and (ii) except for the Merger and the Merger Agreement, against any Grace Acquisition Proposal.

2.3           Termination. The obligations of the Stockholder pursuant to this Article 2 shall terminate upon the earlier to occur of (a) the date the Merger Agreement shall have been validly terminated pursuant to its terms, (b) in the event of a Grace Change of Recommendation or an Acasti Change of Recommendation, in any such case in accordance with the terms of the Merger Agreement, and (c) the Effective Time (such earlier date, the “Expiration Date”).

2.4           Stockholder Capacity. The parties acknowledge that this Agreement is entered into by the Stockholder solely in his, her or its capacity as owner of the Owned Grace Shares and that nothing in this Agreement shall in any way restrict, limit or prohibit the Stockholder or any Affiliate, designee or representative of the Stockholder from exercising his or her fiduciary duties in his or her capacity as a director or officer of Grace, whether by action or failure take any action, including, for the avoidance of doubt, exercising any rights of Grace under the Merger Agreement, and no such exercise of fiduciary duties shall be deemed to constitute a breach of this Agreement.

Article 3
TRANSFER and voting OF Acasti SHARES

3.1           No Transfer of Acasti Shares. During the period beginning from and after the Effective Time and ending on the date that is the first anniversary of the Effective Time (the “Lock-Up Period”), the Stockholder shall not, directly or indirectly, without the prior written consent of Acasti, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any Acasti Shares or any securities Beneficially Owned by the Stockholder that are convertible into, exercisable or exchangeable for or that represent the right to receive Acasti Shares, whether now owned or hereafter acquired (collectively, the “Acasti Securities”), (b) deposit the Acasti Securities or any interest in the Acasti Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of his, her or its Acasti Securities or grant any proxy or power of attorney with respect thereto (other than to representative(s) of Acasti in connection with a proxy solicitation made thereby), or (c) enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, pledge, encumbrance, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any Acasti Securities (any such action in clause (a), (b) or (c) above, a “transfer”); provided, that this Section 3.1 shall not prohibit a transfer of Acasti Securities by the Stockholder:

(s) if the Stockholder is an individual, (i) to any member of the Stockholder’s immediate family or to a trust for the direct or indirect benefit of the Stockholder or any member of the Stockholder’s immediate family, or (ii) upon the death of the Stockholder, by will or intestacy; provided that such transfer shall not involve a disposition in exchange for value;

(t) if the Stockholder is a partnership, limited liability company, corporation, trust or other business entity, (i) to one or more partners, shareholders, trust beneficiaries or members of the Stockholder, (ii) to an Affiliate of the Stockholder or (iii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Stockholder or Affiliates of the Stockholder (including, for the avoidance of doubt, where the Stockholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), as applicable; provided that such transfer shall not involve a disposition in exchange for value;

(u) to the extent necessary to produce cash proceeds in the amount required to (I) satisfy any tax obligations of the Stockholder or, in the case of a Stockholder that is, for U.S. federal income tax purposes, treated as a partnership, grantor trust, disregarded entity, or other pass-through entity (each, a “Pass-Through Entity”), tax obligations of any direct or indirect owner, member, or beneficiary of such Pass-Through Entity that arise because of the pass-through treatment of such entity for U.S. federal income tax purposes and the ownership of such Acasti Securities by such Pass-Through Entity (any such owner, member, or beneficiary a “Tax Owner”) actually payable by such Stockholder (or applicable Tax Owner) under U.S. federal income tax Laws (or any applicable U.S. state or local income tax Laws) as a result of the Merger in the event that, after the consummation of the Merger, the U.S. Internal Revenue Service (or a U.S. state or local taxing authority) challenges the tax-free treatment of the Merger and, after the conclusion of a good faith tax contest of such challenge by the applicable Stockholder (or, if applicable, the Tax Owner), there is a final determination that (A) the Merger fails to qualify as a reorganization under Section 368(a) of the Code (or any analogous or similar provision under U.S. state or local income tax Laws), or (B) the Stockholder (or applicable Tax Owner) is required to recognize gain under Section 367(a) of the Code (or any analogous or similar provision under U.S. state or local income tax Laws), assuming that, in the case in which the Stockholder (or applicable Tax Owner) would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of Acasti following the Merger, such Stockholder (or applicable Tax Owner) enters into a valid and timely gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 or a comparable agreement under applicable state or local tax Law, or (II) pay the tax obligations (including any estimated tax payments) of a Stockholder (or applicable Tax Owner) actually payable by such Stockholder (or applicable Tax Owner) under U.S. federal income tax Laws (or any applicable U.S. state or local income tax Laws) as a result of the Merger in the event that, after the consummation of the Merger, (A) such Stockholder’s (or applicable Tax Owner’s) tax advisor has confirmed in writing to Grace and Acasti that, after a good faith review and analysis of the relevant considerations, it is not able to issue to such Stockholder (or applicable Tax Owner) a written tax opinion concluding that there is substantial authority (within the meaning of Treasury Regulation Section 1.6662-4(d)) for the positions that both (1) the Merger qualifies as a reorganization under Section 368(a) of the Code and (2) such Stockholder (or applicable Tax Owner) is not required to recognize any gain in connection with the Merger pursuant to Section 367(a) of the Code (assuming that, if such Stockholder (or applicable Tax Owner) would be treated as a “five-percent transferee shareholder”, within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii), of Acasti immediately following the Merger, the Stockholder enters into a valid and timely gain recognition agreement in the form provided in Treasury Regulations 1.367(a)-8)), and (B) such Stockholder (or applicable Tax Owner) has notified Acasti in writing that it has filed, or will file, a U.S. federal income tax return (and, to the extent applicable, a U.S. state or local income tax return) for the taxable year in which the Merger occurs which reports the Merger as a taxable transaction; provided, however, that, for the avoidance doubt, the parties agree that no transfer of Acasti Securities shall be permitted by any Stockholder pursuant to this Section 3.1(u) in order to pay taxes of such Stockholder (or applicable Tax Owner) that would not have been payable but for the failure of the relevant Stockholder (or applicable Tax Owner) to validly and timely file a gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 as contemplated above, provided, further, that no Stockholder shall be permitted to sell Acasti Securities pursuant to Section 3.1(u)(II) hereof prior to the date that is seven (7) Business Days after the date on which Acasti has received both of the notices contemplated in Sections 3.1(u)(II)(A) and (B);

(v) if the Stockholder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(w) to a partnership, limited liability company or other entity of which the Stockholder and the immediate family of the Stockholder are the legal and beneficial owners of all of the outstanding equity securities or similar interests; provided that such transfer shall not involve a disposition in exchange for value;

(x) as a bona fide gift or gifts, or for bona fide estate planning purposes;

(y) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (u), (v), (w) and (x) above; or

(z) by operation of Law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

provided, however, that in each of the case of transfer described above, if the Stockholder is required to file a report under Section 16(a) of the 1934 Exchange Act, or in compliance with the insider reporting requirements of Canadian securities laws, reporting a reduction in beneficial ownership of Acasti Securities during the Lock-Up Period, the Stockholder shall include a statement in such report that such transfer relates to the applicable circumstance described above, as the case may be, and no other public announcement shall be made voluntarily in connection with such transfer.

3.2           Corporate Governance Matters. The Stockholder agrees that for the period beginning from and after the Effective Time and ending on the earlier of (i) the date of mailing of the final proxy statement/circular approved by the Acasti board of directors for the 2023 annual general meeting of Acasti shareholders (the “2023 Final Proxy Statement”), (ii) the date the mailing of the 2023 Final Proxy Statement is due under applicable securities Laws or (iii) August 31, 2023 (the “Support Period”), (a) the Stockholder will, in any general or special meeting of Acasti shareholders, take all actions necessary to vote all Acasti Shares held of record or Beneficially Owned by the Stockholder as of the record date of such meeting in favor of the election of the persons who are (i) nominated to the Acasti board of the directors for a single twelve (12) month term by the Acasti governance and human resources committee (or any other committee of the board of directors responsible for the nomination of directors) (the “Board Nominees”) and (ii) approved and nominated to the Acasti board of directors for a single twelve (12) month term by the then-existing Acasti board of directors, and (b) the Stockholder will not (i) call or requisition any general or special meeting of Acasti shareholders for the purpose of nominating directors other than the Board Nominees without the approval of the Acasti board of the directors, (ii) take any action in support of the calling or requisitioning of any general or special meeting of Acasti shareholders for the purpose of nominating directors other than the Board Nominees by any Person other than the management or board of directors of Acasti, (iii) create any new committee of the board of directors of Acasti with, or delegate to any existing committee of the board of directors of Acasti, the responsibilities of nominating directors, without the approval of the Acasti board of the directors, (iv) recommend against or make any public statement opposing the Board Nominees, (v) propose or vote for any director nominee other than the Board Nominees at any general or special meeting of Acasti shareholders, or (vi) solicit, or act jointly or in concert, with any Person for such other Person to take any action that would contravene this Section 3.2; provided, that, in each case, as a condition precedent to the Stockholder’s obligations in clauses (a) and (b) above, the three (3) individuals designated by Grace in accordance with Section 5.12 of the Merger Agreement are nominated as Board Nominees and nominated and approved by the Acasti board of directors (including, for the avoidance of doubt, for election at the calendar year 2022 annual general meeting of Acasti shareholders) to the extent such individuals are eligible to serve as directors under applicable corporate and securities Laws and accept such nomination; provided further, that, this Section 3.2 shall not limit the Stockholder’s ability to take any action with respect to the 2023 annual general meeting of Acasti shareholders, including with respect to the recommendation, nomination, proposal or vote in favor of any nominee to the Acasti board of directors, to the extent the right to take such action is granted to, or not otherwise prohibited to be taken by, any Acasti shareholder under applicable corporate and securities Laws and Acasti’s constating documents. For the avoidance of doubt, if the three (3) individuals designated by Grace (the “Grace Designees”) in accordance with Section 5.12 of the Merger Agreement are not nominated as Board Nominees or are not nominated and approved by the Acasti board of directors for election at the calendar year 2022 annual general meeting of Acasti shareholders, despite being eligible under applicable corporate and securities Laws as Board Nominees and accepting of such nomination, the provisions of this Section 3.2 shall not apply. The parties hereby further acknowledge that nothing in this Section 3.2 shall restrict or prohibit any Grace Designee from exercising his or her fiduciary duties in his or her capacity as a director of Acasti under applicable corporate and securities Laws and Acasti’s constating documents.

3.3           Termination. The obligations of the Stockholder pursuant to this Article 3 shall terminate upon the earlier to occur of (a) the date the Merger Agreement shall have been validly terminated pursuant to its terms, (b) in the event of a Grace Change of Recommendation or an Acasti Change of Recommendation, in any such case in accordance with the terms of the Merger Agreement, and (c), in the case of Section 3.1, the close of trading on the last day of the Lock-Up Period, or in the case of Section 3.2, 11:59 pm (Eastern time) on the last calendar day of the Support Period.

Article 4
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Acasti as follows:

4.1           Authorization; Binding Agreement. The Stockholder has all legal right, power, authority and, if an individual, capacity to execute and deliver this Agreement, to perform his, her or its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by or on behalf of the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to limitations of actions or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity).

4.2           No Conflict; Required Filings and Consents.

(a)               The execution and delivery of this Agreement to Acasti by the Stockholder does not, and the performance of this Agreement will not, (i) conflict with or violate any Law applicable to the Stockholder or by which the Stockholder is bound or affected, (ii) violate or conflict with the organizational documents of the Stockholder, if applicable, or (iii) except where it would not interfere with the Stockholder’s ability to perform his, her or its obligations hereunder, result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, material amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement. No Proceedings are pending which, if adversely determined, will prevent or materially delay the Stockholder’s ability to vote or dispose of any of the Owned Grace Shares.

(b)               The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not materially adversely interfere with the Stockholder’s ability to perform his, her or its obligations hereunder.

4.3           Title to Shares. The Stockholder is (or, with respect to the Owned Grace Shares not held of record or Beneficially Owned by the Stockholder as of the date hereof, will be) the record or beneficial owner of the Owned Grace Shares and has (or, with respect to the Owned Grace Shares not held of record or Beneficially Owned by the Stockholder as of the date hereof, will have) good title to the Owned Grace Shares free and clear of all liens, encumbrances, security interests, charges, claims, proxies or voting restrictions other than pursuant to this Agreement or securities Law.  The Stockholder and/or its Affiliates have (or, with respect to the Owned Grace Shares not held of record or Beneficially Owned by the Stockholder as of the date hereof, will have) sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of  the Owned Grace Shares, through the Expiration Date, subject to applicable securities Laws and the terms of this Agreement.

4.4           Adequate Information. The Stockholder is a sophisticated investor with respect to the Grace Shares and the Acasti Shares and has received a copy of the Merger Agreement in substantially final form and otherwise has adequate information concerning the business and financial condition of each of Acasti and Grace to make an informed decision regarding entry into this Agreement, and has made its own analysis and decision to enter into this Agreement based on such information as the Stockholder has deemed appropriate.

Article 5
REPRESENTATIONS AND WARRANTIES OF AUTUMN

Acasti hereby represents and warrants to the Stockholder as follows:

5.1           Authorization; Binding Agreement. Acasti is duly formed or organized, validly existing and in good standing (or its equivalent concept, if applicable) under the Laws of the jurisdiction of its incorporation. Acasti has all legal right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by or on behalf of Acasti and constitutes a legal, valid and binding obligation of Acasti, enforceable against Acasti in accordance with its terms (subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to limitations of actions or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity).

5.2           No Conflict; Required Filings and Consents.

(a)               The execution and delivery of this Agreement to the Stockholder by Acasti does not, and the performance of this Agreement will not, (i) conflict with or violate any Law applicable to Acasti or by which Acasti is bound or affected, (ii) violate or conflict with the organizational or governing documents of Acasti, or (iii) except where it would not interfere with Acasti’s ability to perform its obligations hereunder, result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, material amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of Acasti pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acasti is a party or by which Acasti or any of its properties or assets is bound or affected. There is no Person or body whose consent is required for the execution and delivery of this Agreement or the consummation by Acasti of the transactions contemplated by this Agreement. No Proceedings are pending which, if adversely determined, will prevent or materially delay Acasti’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)               The execution and delivery of this Agreement by Acasti does not, and the performance of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not materially adversely interfere with Acasti’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Article 6
COVENANTS OF THE STOCKHOLDER

6.1           Further Assurances. From time to time, at the request of Acasti and without additional consideration, the Stockholder shall use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Acasti may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

6.2           Condition to Share Transfers. Without limiting the provisions of Article 2 and Article 3 hereof, the Stockholder may only transfer (i) Owned Grace Shares during the term of this Agreement, (ii) Acasti Shares during the Lock-Up Period, or (iii) Acasti Shares after the expiration of the Lock-Up Period but during the Support Period (other than a transfer of Acasti Shares over the stock exchange that is not a “block trade” to one or more identified counterparties), if, as a condition precedent to the effectiveness of such transfer in each case, the transferee agrees in writing, satisfactory in form and substance to Acasti, to be bound by all of the terms of this Agreement; provided, however, the provisions of this Section 6.2 shall not apply in the event the Stockholder transfers any of the Acasti Securities to a third party pursuant to the proviso set forth in clause (u) of Section 3.1.

6.3           Stop Transfer Order. In furtherance of this Agreement, the Stockholder authorizes Acasti to notify Acasti’s transfer agent that there is a stop transfer order with respect to all of the Acasti Shares other than Acasti Shares permitted to be transferred hereunder, provided that any such stop transfer order will immediately be withdrawn and terminated by Acasti upon the end of the Lock-Up Period.

Article 7

Covenant of Acasti

7.1           Nominating Committee. During the Support Period, the Acasti board of directors shall ensure that its governance and human resources committee, or any other committee responsible for the nomination of directors, be comprised of exactly three directors who shall all be independent within the meaning of the applicable rules of Nasdaq, the TSXV (as applicable) and applicable Canadian securities regulations, one of whom will be selected amongst the individuals nominated by Grace to be on the Acasti board of directors for as long during the Support Period that an individual meeting such independence criteria is available and accepting to serve on such committee.

Article 8
GENERAL PROVISIONS

8.1           Entire Agreement. This Agreement, the Merger Agreement and the other agreements referred to therein constitute the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

8.2            No Survival of Representations and Warranties. The representations and warranties made by the Stockholder in this Agreement shall not survive any termination of the Merger Agreement or of this Agreement.

8.3           Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any party to this Agreement (by operation of Law or otherwise) without the prior written consent of the other parties to this Agreement.

8.4           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner.

8.5           Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  The parties agrees that, in the event of any breach or threatened breach of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. The parties further agree that none of the Stockholders, Acasti or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5, and each of the parties irrevocably waive any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

8.6           Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the substantive and procedural Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

8.7           No Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  None of the parties hereto shall be deemed to have waived any claim available to such party arising out of this Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of such waiving party.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

8.8           Notices. Unless otherwise specifically provided in this Agreement, all notices and other communications hereunder shall be in writing and made in accordance with this Section 8.8, and shall be deemed given: (a) if sent by registered or certified mail in the United States, return receipt requested, upon receipt; (b) if personally delivered, upon personal delivery to the party receiving notice; (c) if sent by facsimile or email of a .pdf, .tif, .gif, .jpeg or similar electronic attachment, on the Business Day transmitted so long as such notice is transmitted before 5:00 p.m. in the time zone of the receiving party, otherwise, on the next Business Day, in each case with receipt confirmed; or (d) if sent by a nationally recognized overnight air courier (such as UPS or Federal Express), upon receipt of proof of delivery.  Notice shall be provided to a party at the following address, facsimile number or email address:

To Acasti or MergerCo:

Acasti Pharma Inc.

3009 boul. de la Concorde E.

Suite 102

Laval, Québec

H7E 2B5

Attention: Jan D'Alvise

E-mail: j.dalvise@acastipharma.com

with a copy (which will not constitute notice) to:

Osler, Hoskin & Harcourt LLP

1000, rue De La Gauchetière Ouest

Bureau 2100

Montréal, Québec

Canada H3B 4W5

Attention: François Paradis

E-mail: fparadis@osler.com

To the Stockholder: to the address, facsimile number or email address set forth on the signature page hereto.

Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 8.8; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

8.9           Headings. The heading references herein are for convenience of reference only and do not form part of this Agreement, and no construction or reference shall be derived therefrom.

8.10         Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.11         Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the parties hereto.

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IN WITNESS WHEREOF, each of Acasti and the Stockholder has executed or has caused this Agreement to be executed by their respective duly authorized officers, him or her, as applicable, as of the date first written above.

Acasti Pharma Inc.
By:
Name:
Title:

[Signature Page to Voting and Lock-Up Agreement]

STOCKHOLDER:	[•]
By:
Name:
Title:

Notice Address of the Stockholder:

[•]

Number of Grace Shares held of record or Beneficially Owned by the Stockholder as of the date hereof:

[•]

[PRINCIPAL, who, in his/her capacity as a manager or officer of the Stockholder (and not in any other capacity), hereby irrevocably agrees not to cause the Stockholder to take any action that would be a material breach of the Stockholder’s obligations under Section 3.2 of this Agreement:
Name:

Notice Address of the Principal:

[•]]

[Signature Page to Voting and Lock-Up Agreement]